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                                                                    EXHIBIT 99.2

(LAKES ENTERTAINMENT, INC. LOGO)                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (FAX)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Wednesday, July 21, 2004



              LAKES ENTERTAINMENT, INC. RECEIVES NIGC APPROVAL OF
              GAMING MANAGEMENT CONTRACT WITH SHINGLE SPRINGS BAND


MINNEAPOLIS, JULY 21, 2004 - LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that it has been notified by the National Indian Gaming Commission ("NIGC") that the Development and Management Agreement between the Shingle Springs Band of Miwok Indians and Lakes, a class II and III gaming management contract, has been approved by the NIGC. The contract relates to a casino to be built on the Rancheria of the Band in El Dorado County, California, the development of which remains subject to various conditions.

Lyle Berman, Chairman and CEO of Lakes stated, "The Indian Gaming Regulatory Act and the regulations of the NIGC require that the Chairman of the NIGC approve management contracts for gaming operations on Indian lands, and we are very pleased that the Chairman has approved our contract with the Shingle Springs Band. This approval represents another significant step toward the successful opening of a casino resort project with the Shingle Springs Band. We look forward to obtaining all remaining permits and satisfying all other remaining conditions so that construction can begin on this project."

Lakes Entertainment, Inc. currently has development and management agreements with three separate Tribes for one new casino operation in Michigan and two in California. In addition, Lakes has agreements with the Nipmuc Nation for the development and management of a potential additional casino on the East Coast. However, the Nipmuc Nation has been denied recognition as an Indian Tribe by the Bureau of Indian Affairs. Lakes also has agreements for the development of an additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming, the licensing and sale of branded products and the sale of corporate sponsorships.

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Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.